UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

UNIVERSAL TECH CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	45-2400399
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

777 South Flagler Drive
Suite 800 - West Tower
West Palm Beach, FL 33401
 (Address of principal executive offices) (zip code)

(561) 515-6161
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2012, the board of directors of Universal Tech Corp. (the “Company”) appointed Adam Wasserman as the Company’s Chief Financial Officer and Principal Accounting Officer.

Mr. Wasserman, 48, is chief executive officer for CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively “CFO Oncall”), where he owns 80% and 60% of such businesses, respectively. CFO Oncall provides chief financial officer services to various companies where he is an integral member of executive management responsible for financial and accounting matters. He has a strong background in SEC filings, financial reporting, budgeting and planning, mergers and acquisitions, auditing, accounting, automated systems, banking relations and internal controls and has served companies domestically and internationally. Mr. Wasserman currently serves as the chief financial officer of Oriental Dragon Corp. since June 2010, Apps Genius Corp since January 2010, and Pershing Gold Corporation since September 2010. Mr. Wasserman also served as chief financial officer for other companies all under the terms of the consulting agreement with CFO Oncall. From 1991 to 1999, he was Senior Audit Manager at American Express Tax and Business Services, in Fort Lauderdale, Florida and from 1986 to 1991, he was employed by Deloitte & Touche, LLP. Mr. Wasserman holds a Bachelor of Science in Accounting from the State University of New York at Albany. He is a member of The American Institute of Certified Public Accountants, is a director, treasurer and an executive board member of Gold Coast Venture Capital Association and is a director and audit committee member of CD International Enterprises, Inc. (Pink: CDII) since January 2010.

Also on November 16, 2012, the Company entered into indemnification agreements with each of Mr. Wasserman and James Davidson, the Company’s Chief Executive Officer and sole director.  The agreements provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided however, that that an indemnitee shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by him against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him in in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.  This summary of the indemnification agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECH CORP.

Dated: November 20, 2012	By:	/s/ James Davidson
James Davidson Chief Executive Officer